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                                                                    EXHIBIT 99.4

          LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE
  ANY AND ALL OUTSTANDING 10-5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                      AND
  ANY AND ALL OUTSTANDING 10-5/8% SERIES C SENIOR SUBORDINATED NOTES DUE 2007
                                      FOR
              10-5/8% SERIES D SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                            FLEMING COMPANIES, INC.
               PURSUANT TO THE PROSPECTUS DATED            , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE
                                EXPIRATION DATE.

                                                                          , 2002

To Our Clients:

     Enclosed for your consideration is a Prospectus dated           , 2002 (the
"Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), to exchange up to $400,000,000 in principal amount of its 10-5/8% Series D Senior Subordinated Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 10-5/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes") and any and all outstanding 10-5/8% Series C Senior Subordinated Notes due 2007 (the "Series C Notes" and, together with the Series B Notes, the "Old Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON           , 2002. Old Notes tendered pursuant to the
Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.
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                        INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
           OF 10-5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007 AND
              10-5/8% SERIES C SENIOR SUBORDINATED NOTES DUE 2007
                           OF FLEMING COMPANIES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $          of the Series B Notes.

     $          of the Series C Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $          of the Series B Notes.

     $          of the Series C Notes.

     [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned's principal residence is in the state
of (fill in state)           , (ii) the undersigned is acquiring the Exchange
Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of
Section 10 of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (See the section of the Prospectus entitled "The Exchange Offer -- Resale of the Exchange Notes"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Old Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Exchange Notes;

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however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

     The purchaser status of the undersigned is (check the box that applies):

     [ ] A "Qualified Institutional Buyer" (as defined in Rule 144A under the
         Securities Act)

     [ ] An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act)

     [ ] A non "U.S. person" (as defined in Regulation S under the Securities
         Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

     [ ] Other (describe)

                                   SIGN HERE

Name of Beneficial Owner(s):
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Signature(s):
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Name(s) (please print):
                        --------------------------------------------------------

Address:
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Principal place of business (if different from address listed above):
                                                                      ----------

Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
                                                      --------------------------

Date:
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